UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

HESKA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538
(Address of principal executive offices)

Registrant’s telephone number, including area code: (970) 493-7272

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 20, 2008, Heska Corporation, or Heska, received a letter from The Nasdaq Stock Market Listing Qualifications department confirming that Heska's common stock has closed below the minimum $1.00 per share requirement for the last 30 consecutive trading days, a requirement for continued inclusion under Marketplace Rule 4310(c)(4), or the Bid Price Rule. However, given recent extraordinary market conditions marked by unprecedented turmoil in U.S. and world financial markets, Nasdaq has recently suspended enforcement of the Bid Price Rule for all Nasdaq-listed companies through January 16, 2009. Following reinstatement of the Bid Price Rule on January 19, 2009, and in accordance with Marketplace Rule 4310(c)(8)(D), Heska will be provided 180 calendar days, or until July 20, 2009, to regain compliance with the Bid Price Rule. If, at anytime before July 20, 2009, the bid price of Heska's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Heska should regain compliance with the Bid Price Rule.

If compliance with the Bid Price Rule cannot be demonstrated by July 20, 2009, the staff of the Nasdaq, "the Staff", will determine whether Heska meets The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement. If Heska meets the initial listing criteria, the Staff will notify Heska that it has been granted an additional 180 calendar day compliance period. If Heska is not eligible for an additional compliance period, the Staff will provide written notification to Heska that its securities will be delisted. Heska may then appeal the Staff's determination to a Nasdaq Listing Qualifications Panel.

A copy of the press release announcing the notification from the Staff is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 24, 2008.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008	HESKA CORPORATION

By:

Jason A. Napolitano

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated October 24, 2008.